EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

As adopted pursuant to

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First PacTrust Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on August 11, 2003 (the “Report”), I, Hans R. Ganz, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of June 30, 2003 and December 31, 2002 and results of operations of the Company for the six months ended June 30, 2003 and 2002.

/s/ HANS R. GANZ
Name: Hans R. Ganz
Title: President and Chief Executive Officer
Date: August 11, 2003